UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     NOVEMBER 1, 1999


                              OMEGA WORLDWIDE, INC.
                              ---------------------
             (Exact name of registrant as specified in its charter)


         MARYLAND                                             38-3382537
         --------                                             ----------
(State or Other Jurisdiction       (Commission              (IRS Employer
  of Incorporation)                  File No.)              Identification No.)



     900 VICTORS WAY, SUITE 345, ANN ARBOR, MI                 48108
     -----------------------------------------                 -----
  (Address of principal executive officers)                  (Zip Code)



Registrant's Telephone Number, including area code          (734)887-0300
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         -------------------------------------------------------------
         (Former name or former address, if changed since last report.)


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Item 2. Acquisition or Disposition of Assets

Omega Worldwide, Inc. (the "Company") announced on November 1, 1999 that its wholly owned subsidiary, Idun Health Care ltd., has acquired the operating subsidiaries of Tamaris plc, a U.K. nursing home operating company. The 48 subsidiaries acquired operate 119 nursing homes located throughout England, Scotland and Northern Ireland. The purchase price consisted of cash of $1.7 million, 4,170,250 shares of Tamaris plc with an original cost of $2.8 million and a carrying value of $1.9 million, and the assumption of liabilities of the subsidiaries, estimated at $16.5 million. The source of funding was cash on hand and existing bank lines of credit.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Business Acquired. Since it is impractical to provide the required financial statements at this time, the Company will file the required financial statements on Form 8-K/A as soon as practicable, but not later than sixty days after the required filing date of this report.

(b)  Pro  forma  Financial   Information.   Any  required  pro  forma  financial
     information also will be filed on Form 8-K/A within sixty days after the required filing date of this report.



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                                  Exhibit Index

Exhibit 10.1     Share Acquisition Agreement between Tamaris plc and the Company



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              OMEGA WORLDWIDE, INC.

November 12, 1999                            By  /s/ Edward C. Noble
                                                 -------------------
                                                 Edward C. Noble
                                                 Chief Financial Officer